Exhibit 10.40

FOURTH AMENDMENT TO

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

OF

TPG/CALSTRS, LLC

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED OPERATING AGREEMENT OF TPG/CALSTRS, LLC (this “Amendment”), is entered into as of November 5, 2008, by and between CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity (“Investor”), and THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership (“Operator”).

RECITALS

A. Investor and Operator, as the only members of TPG/CalSTRS, LLC, a Delaware limited liability company (the “Company”), entered into that certain Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of October 13, 2004 (the “Original Agreement”), as amended by that certain First Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of June 8, 2006, that certain Second Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of May 25, 2007, and that certain Third Amendment to Second Amended and Restated Operating Agreement of TPG/CalSTRS, LLC, dated as of February 1, 2008 (collectively with the “Original Agreement”, the “Agreement”). All capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement.

B. Investor and Operator wish to further amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and Operator agree as follows:

1. Section 4.01(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(c) After the expiration of the Investment Period, except:

(i) As may be required to implement tenant improvements and other capital improvements contained in Company Plans approved by the Management Committee for Projects that have been acquired prior to the expiration of the Investment Period. Notwithstanding the foregoing to the contrary, under no circumstances will Investor or Operator be obligated to make Additional Contributions to the Company after the expiration of the Investment Period (1) to fund the acquisition of any new Project; or (2) exceeding the sum of (A) Eighteen Million Seven Hundred Fifty Thousand Dollars ($18,750,000) in the aggregate with respect to Investor or (B) Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) in the aggregate with respect to Operator.

(ii) Not more frequently than once per month, as may be required to fund temporary operating cash shortfalls (1) not to exceed Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) in the aggregate for all Projects outstanding at any one time with respect to Investor; or (2) One Million Two Hundred Fifty Thousand Dollars ($1,250,000) in the aggregate for all Projects outstanding at any one time with respect to Operator. Additional Contributions made pursuant to this Section 4.01(c)(ii) shall be allocated to specific Projects according to the methodology used in the definition of Unreturned Investor Capital and any subsequent distribution pursuant to Section 6.02(b)(i) shall first be deemed a return of any such Additional Contribution allocated to the applicable Project. Additional Contributions made pursuant to this Section 4.01(c)(ii) shall not count for purposes of the limits of clause (2) of Section 4.01(c)(i).”

2. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement remain unmodified and in full force and effect.

3. Each individual executing this Amendment on behalf of an entity hereby represents and warrants to the other party or parties to this Amendment that (a) such individual has been duly and validly authorized to execute and deliver this Amendment on behalf of such entity; and (b) this Amendment is and will be duly authorized, executed and delivered by such entity.

IN WITNESS WHEREOF, Investor and Operator have executed this Amendment as of the day and year first above written.

“Investor”	CALIFORNIA STATE TEACHERS’ RETIREMENT SYSTEM, a public entity

	By:	/s/ Christopher J. Ailman
Christopher J. Ailman
Chief Investment Officer
(Print Name and Title)

“Operator”	THOMAS PROPERTIES GROUP, L.P., a Maryland limited partnership

	By:	THOMAS PROPERTIES GROUP, INC., a Delaware corporation, General Partner

	By:	/s/ John R. Sischo
John R. Sischo
Executive Vice President

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